EXHIBIT 10.64

AGREEMENT

This AGREEMENT (the “Agreement”) is entered into as of November 7, 2010 by and among CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation (the “Company”), THE ARTICLE 6 MARITAL TRUST, ANITA G. ZUCKER TRUSTEE (the “Trust”), trust created under the laws of the State of South Carolina and a transferee of The Jerry Zucker Revocable Trust dated March 20, 2007, and ROBERT B. JOHNSTON, an individual residing in South Carolina (“Mr. Johnston”). In consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1. Board Election.

In accordance with the Company’s By-laws (Article V, Section 2 and Section 3):

(a) The Company agrees to increase the size of its Board of Directors (the “Board”) from nine (9) members to ten (10) members and to appoint Mr. Johnston as a director (“Director”) to fill the Board vacancy effective November 7, 2010.  Mr. Johnston’s term shall expire at the next annual meeting of the Company’s shareholders (the “2011 Annual Meeting”).

(b) Provided the Trust and Mr. Johnston are in full compliance with the terms and conditions of this Agreement, the Company agrees to nominate and solicit proxies for Mr. Johnston for election as a member of the Board at the Company’s 2011 Annual Meeting for a term ending May 2012.

2. Board Resignation.

(a) If, at any time after the election of Mr. Johnston as a Director, any of the following events occur, Mr. Johnston agrees to promptly resign, and the Trust agrees to use its best efforts to cause Mr. Johnston to promptly resign, from the Board:

(i) The Trust ceases to beneficially own a number of shares of common stock of the Company (“Common Stock”) equal to at least 5% of the total shares of Common Stock then issued and outstanding;

(ii) Mr. Johnston ceases to act as Executive Vice President and Chief Strategy Officer (or similar roles) of InterTech Group, Inc. or as an advisor to the Trust; or

(iii) Mr. Johnston is unable to adhere to the expectations of directors under the Company’s Corporate Governance Guidelines (January 2010) as they may be amended by the Board or Directors from time to time.

(b) Promptly upon the occurrence of any event listed in Section 2(a), the Trust shall provide written notice to the Company and Mr. Johnston shall execute an irrevocable resignation as Director.

3. Standstill. During the Term (as defined below), the Trust and Mr. Johnston each covenant and agree not to, and agree to cause their affiliates and associates not to, seek to induce any person to, individually or together with any other person, directly or indirectly, take any of the following actions without the prior written consent of a majority of the Board (excluding Mr. Johnston); provided, however, that nothing in this Section 3 will restrict (i) the Trust’s or Mr. Johnston's right to vote any securities of the Company for purposes other than the actions restricted in this Section 3, (ii) Mr. Johnston’s right to propose, vote on, fulfill his duties with the Company, or advocate positions with respect to Board resolutions or participate in deliberations in his capacity as a Director, or (iii) Mr. Johnston’s right to acquire and hold securities of the Company solely for the purpose of meeting the requirement of Directors to own at least 4,000 shares of the Company’s Common Stock within five (5) years of election as a Director:

(a) acquire, reacquire, beneficially own, vote, hold, control, or offer or propose to acquire any additional securities of the Company (or beneficial ownership thereof), or rights or options to acquire any additional securities of the Company (or beneficial ownership thereof) so that the Trust, its affiliates and associates, and Mr. Johnston, in the aggregate, beneficially own, vote, hold or control a number of shares of Common Stock greater than 9.99% of the total shares of Common Stock then issued and outstanding;

(b) commence, or engage in, a tender or exchange offer for any securities of the Company;

(c) solicit, propose, or seek to effect (i) any merger, restructuring or other business combination involving the Company (ii) any purchase or sale of material assets of the Company (iii) any liquidation, dissolution or winding-up of the Company, or (iv) any change of control of the Company;

(d) make, or in any way participate in, any solicitation of proxies to vote any securities of the Company, solicit consents or communicate with or seek to advise or influence any person with respect to the voting of any Company stock, become a participant in any election contest with respect to the Company, or seek to advise or influence any person with respect to voting of any securities of the Company;

(e) make, encourage or induce any other shareholder to make, or intentionally or significantly assist in any way any other shareholder in making, any shareholder proposal in respect of the Company, or grant any proxy with respect to any shareholder proposal, or deposit any securities held by the Trust into a voting trust or subject them to a voting agreement or other arrangement of similar effect, or support or seek to advise or influence any other shareholder with respect to any shareholder proposal;

(f) take any action to form a group with respect to holding, voting, acquiring or disposing of shares of Common Stock, which group beneficially owns in the aggregate 10% or more of the total shares of Common Stock then issued and outstanding;

(g) seek election to, or seek to place a representative on, the Board of Directors, except as contemplated by this Agreement, or seek to have called any meeting of the shareholders of the Company for any purpose;

(h) commence, prosecute or intentionally or significantly assist, or seek to cause others to commence, prosecute or intentionally or significantly assist, any legal action against the Board or the Company arising out of or in any way relating to the ownership or voting of securities of the Company, governance of the Company, and/or control of the Company;

(i) otherwise act, alone or in concert with others, to seek control or influence the management, the Board or policies of the Company, or initiate or take any action to obtain additional representation on the Board, or seek the removal of any Director, except, in each case, as contemplated by this Agreement.

4. Confidentiality. The Trust and Mr. Johnston each agree not to, and agree to cause their affiliates and associate not to (a) disclose any Confidential Information (as defined below) to any person or (b) use any Confidential Information for any purpose other than in connection with Mr. Johnston’s potential appointment to the Company’s Board of Directors or fulfilling his duties as a Director. As used in this Agreement, the term “Confidential Information” means and includes any and all of the information concerning the business and affairs of the Company that may hereafter be disclosed to Mr. Johnston or the Trust by the Company or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (“Representatives”) of the Company; provided that “Confidential Information” shall not include information that (a) was in or enters the public domain or was or becomes generally available to the public other than as a result of disclosure by the Trust or Mr. Johnston, (b) was independently acquired by the Trust or Mr. Johnston without violating any of their obligations under this Agreement, or under any other contractual, legal, fiduciary or binding obligation of the Trust or Mr. Johnston with or to the Company, or (c) was available, or becomes available, to the Trust or Mr. Johnston on a nonconfidential basis other than as a result of its disclosure to the Trust or Mr. Johnston by the Company or any Representative of the Company, but only if, to the actual knowledge of the Trust or Mr. Johnston, the source of such information is not bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the information to the Trust or Mr. Johnston by a contractual, legal, fiduciary or other binding obligation with or to the Company.

5. Trading Restrictions. Each of the Trust and Mr. Johnston acknowledge that, as a result of Mr. Johnston’s directorship, they will be subject to restrictions on the trading and acquisition of securities of the Company (including “blackout” periods) imposed by the Company, under the securities laws of the United States, and/or under the rules of the securities exchange or over-the-counter market on which securities of the Company are then trading.

6. Term. This Agreement will terminate (except with respect to Sections 4 and 9, which will continue in effect indefinitely) upon the earlier of (a) thirty days after any annual meeting of the Company’s shareholders at which Mr. Johnston is eligible for election but not elected as a Director or (b) thirty days after the resignation of Mr. Johnston from the Board (the “Term”).

7. Public Announcement and Disparagement.

(a) The Company shall announce this Agreement and the material terms hereof by means of a press release approved in advance by the Trust (such approval not to be unreasonably withheld). Neither the Trust nor Mr. Johnston shall make or cause to be made, directly or indirectly, any public announcement or statement regarding this Agreement or the subject matter hereof, except as required by applicable law (in which case such statements shall not be inconsistent with or contrary to the statements made in such press release).

(b) During the Term, neither the Company, on the one hand, nor the Trust and Mr. Johnston, on the other hand, shall engage in any conduct, make any statement, or communicate any information (whether oral or written) that is calculated or likely to have the effect of undermining, impugning, disparaging, or otherwise reflecting adversely or detrimentally on the other party, its affiliates, and their respective directors and officers. This Section 7(b) shall not apply to (a) nonpublic oral statements made by either party directly to the other or to its directors, officers, employees or representatives, or (b) any compelled testimony, either by legal process, subpoena, or otherwise.

8. Representations and Warranties.

(a) Each of the parties hereto represents and warrants to the other party that: (i) such party has all requisite company authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required company or other action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby; (iii) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and (iv) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound.

(b)  The Trust hereby represents and warrants to the Company that it is the beneficial owner of 852,000 as reported in Schedule 13D dated June 24, 2010 shares of Common Stock and does not beneficially own any other securities of the Company, and Mr. Johnston hereby represents and warrants that he does not beneficially own any securities of the Company. Mr. Johnston agrees to promptly provide to the Company all biographical information about himself the Company requests in good faith in preparing its public disclosure regarding Mr. Johnston’s nomination as a director of the Company.

9. Governing Law and Jurisdiction. All disputes, claims, or controversies arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Vermont without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the state and federal courts sitting in the County of Rutland, State of Vermont, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum.

10. Specific Performance. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity.

11. Expenses.  Neither the Company, on the one hand, nor the Trust and Mr. Johnston, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

12. Entire Agreement; Modifications and Amendments. This Agreement contains the entire agreement between the parties and supersedes any prior understanding or agreements between them respecting any matter covered by this Agreement. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

13. Waivers. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing and is signed by such party.

14. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

15. Notice.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, to the address set forth below each party’s signature, or to such other address as such party shall have specified most recently by written notice.

16. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

17. Successor and Assigns. The rights and obligations of each party hereto shall not be assignable without the prior written consent of the other party but shall be binding on successors of each party.

18. Interpretation and Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and no ambiguity or question of intent or interpretation shall be presumed to be construed against any party.

19. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

20. Definitions. All terms used in this Agreement and defined in the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder shall have the meanings ascribed to such terms in such act, rules or regulations.

21. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or other electronic (such as e-mail) signatures shall be deemed to be original signatures for all purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or caused this Agreement to be executed as of the date first written above.

THE ARTICLE 6 MARITAL TRUST, ANITA G. ZUCKER TRUSTEE	CENTRAL VERMONT PUBLIC SERVICE CORPORATION
By: /s/ Anita G. Zucker Anita G. Zucker 4838 Jenkins Avenue N. Charleston, SC 29405	By: /s/ Robert H. Young Robert H. Young, President and CEO 77 Grove Street Rutland, Vermont 05701

Robert B. Johnston /s/ Robert B. Johnston 4838 Jenkins Avenue N. Charleston, SC 29405